Exhibit 10.8(d)
Fourth Amendment to the
Sterling Chemicals, Inc.
Amended and Restated Salaried Employees’ Pension Plan
     Whereas, Sterling Chemicals, Inc. (the “Corporation”) currently maintains its Amended and Restated Salaried Employees’ Pension Plan (as amended, the “Existing Plan”);
     Whereas, pursuant to Section 16.1 of the Existing Plan, the Corporation has the right to amend the Existing Plan in certain respects; and
     Whereas, the Corporation, as plan sponsor, desires to, and hereby elects to, modify the Existing Plan as provided in this Fourth Amendment to Amended and Restated Salaried Employees’ Pension Plan (this “Amendment”);
     Now, Therefore, the Existing Plan is hereby amended as follows:
     Section 1. Amendment of Section 3.1 of the Existing Plan. Paragraph (b) of Section 3.1 of the Existing Plan is hereby amended to read in its entirety as follows:
(b)	An employee who is credited with at least 1,000 Hours of Service in the Service Computation Period that began on October 1, 1995 and ended on September 30, 1996 and in the Service Computation Period that began on January 1, 1996, shall be credited with a year of Service for each such Service Computation Period.
     Section 2. Effect of Amendments. Except as amended and modified by this Amendment, the Existing Plan shall continue in full force and effect. The Existing Plan and this Amendment shall be read, taken and construed as one and the same instrument. This Amendment shall supersede any provisions of the Existing Plan to the extent those provisions are inconsistent with the provisions of this Amendment. Upon the effectiveness of this Amendment, each reference in the Existing Plan to “this Plan” or “the Plan” shall mean and be a reference to the Existing Plan as amended hereby.
     Section 3. Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon the Employers (as defined in the Existing Plan) and their successors and assigns and upon the participants in the Existing Plan and their respective heirs, executors, personal representatives, administrators, successors and assigns.
     Section 4. Severability. Should any clause, sentence, paragraph, subsection or Section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the part or parts of this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.

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     Section 5. Governing Law. To The Extent Not Superseded By The Laws Of The United States, This Amendment Shall Be Construed and Enforced in Accordance With, and the Rights of the Parties Shall Be Governed By, the Internal Laws of the State of Texas, Without Reference to Principles of Conflicts of Law.
     In Witness Whereof, the Corporation has caused this Amendment to be duly executed in its name and on its behalf by its proper officer thereunto duly authorized effective as of January 1, 2007.

Sterling Chemicals, Inc.

/s/ Richard K. Crump Richard K. Crump, President and Chief
Executive Officer

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